Exhibit 99.B(g)(7)

STATE STREET BANK & TRUST COMPANY

CUSTODY AND ACCOUNTING FEE SCHEDULE

STATE STREET GLOBAL ADVISORS (SSGA) FUNDS

(LISTED ON ADDENDUM A)

EFFECTIVE JANUARY 1, 2008

I.                                         FUND ACCOUNTING

                      Maintain investment ledgers, provide selected portfolio transactions, position and income reports.  Maintain general ledger and capital stock accounts.  Prepare daily trial balance.  Calculate Net Asset Value daily.  Provide selected general ledger reports.  The fees shown below are billed and payable monthly on a pro rata basis, based on month end gross assets of the complex, bifurcated between Domestic and International funds.

Domestic Accounting

First $30 Billion	0.75 Basis Points
Over $30 Billion	0.50 Basis Points

International Accounting

First $10 Billion	1.50 Basis Points
Over $10 Billion	1.00 Basis Points

II.                                     CUSTODY

Maintain custody of fund assets.  Settle portfolio purchase and sales.  Report trade fails.  Determine and collect portfolio income.  Make cash disbursements and report cash transactions.  Monitor Corporate Actions.  Report portfolio positions.

Domestic Custody

A fee payable monthly on a pro rata basis, based on the following percentages of month end custodied net assets (excluding short term sweep investments into other SsgA Money Market Funds)

First $20 Billion	0.40 Basis Points
Over $20 Billion	0.20 Basis Points

Domestic Transactions

DTC	$6.00
Fed Book Entry	$10.00
Maturity Collections (Fed/Physical)	$8.00
NY Physical Settlements	$25.00
PTC purchase, sale, deposit or withdrawal	$25.00
3rd Party Foreign Exchange Trade	$50.00
Futures	$25.00
Options	$25.00
Paydowns	$5.00
Time Deposit Trades	$6.00
All other trades	$25.00

Manual Trade Charge:  An additional per trade charge will apply to those trades not delivered electronically in good form to facilitate straight through processing.

U.S. Domestic trades	$15.00 additional fee per trade
Non U.S. trades	$25.00 additional fee per trade

International Transactions

COUNTRY	* HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)	TRANSACTION CHARGES (PER TRADE)
Argentina	25	$90.00
Australia	3	$30.00
Austria	3	$30.00
Bahrain	35	$125.00
Bangladesh	35	$125.00
Belgium	3	$30.00
Bermuda	25	$90.00
Bolivia	35	$125.00
Botswana	25	$90.00
Brazil	20	$90.00
Bulgaria	25	$90.00
Canada	2	$30.00
Chile	15	$90.00
China	20	$90.00
Colombia	35	$125.00
Croatia	35	$125.00
Cyprus	35	$125.00
Czech Republic	25	$90.00
Denmark	3	$30.00
Ecuador	35	$125.00
Egypt	20	$90.00
Estonia	35	$125.00
Euroclear	2	$30.00
Finland	3	$30.00
France	3	$30.00
Germany	3	$30.00
Ghana	35	$125.00
Greece	10	$90.00
Hong Kong	6	$50.00
Hungary	25	$90.00
Iceland	25	$90.00
India	25	$90.00
Indonesia	10	$50.00
Ireland	3	$30.00
Israel	30	$90.00
Italy	3	$30.00
Ivory Coast	35	$125.00
Jamaica	35	$125.00
Japan	1	$30.00
Jordan	35	$125.00
Kenya	25	$90.00
Latvia	35	$125.00
Lebanon	35	$125.00
Lithuania	25	$90.00
Malaysia	10	$50.00
Mauritius	25	$90.00
Mexico	12	$50.00
Morocco	35	$125.00
Namibia	35
Netherlands	3	$30.00
New Zealand	5	$30.00
Norway	3	$30.00
Oman	35	$125.00
Pakistan	25	$90.00
Peru	35	$125.00
Philippines	25	$90.00
Poland	25	$90.00
Portugal	20	$90.00
Puerto Rico	20	$90.00
Romania	25	$90.00
Russia	30	$125.00
Singapore	10	$50.00
Slovakia	25	$90.00
Slovak Republic	25	$90.00
Slovenia	35	$125.00
South Africa	5	$50.00
South Korea	20	$90.00
Spain	3	$30.00
Sri Lanka	10	$90.00
Swaziland	35	$125.00
Sweden	3	$30.00
Switzerland	3	$30.00
Taiwan	20	$90.00
Thailand	10	$50.00
Trinidad & Tobago	35	$125.00
Tunisia	35	$125.00
Turkey	20	$90.00
Ukraine	35	$125.00
United Kingdom	1	$30.00
Uruguay	35	$125.00
USA		See domestic trans
Venezuela	35	$125.00
Zambia	35	$125.00
Zimbabwe	35	$125.00

**Excludes:  Agent, depository and local auditing fees, stamp duties and registration fees

III.                                 PRICING

Monthly quote charge, based on month end positions:

Base pricing charge, per fund annually		$4,500.00

U.S. Equities	$4.00
Global Equities	$6.00
Global Debt	$10.00
Bonds	$11.00
Muni/Mortgage Backed	$16.00
Corporate/Muni	$13.00
Manual, Other	$12.00
Option Futures	$6.00

Fair value pricing:

ITG fee per fund annually, see out of pocket section
State Street fee per fund annually	$4,000.00

IV.                                YIELDS

Annual Fee per Fund	$4,200.00

V.                                    ON-LINE ACCESS CHARGE

For each SSgA Fund set forth on Addendum A hereto, $960.00 per fund on an annual basis

V.                                    MULTIPLE CLASSES OF SHARES

An additional fee will be applied for each class of shares excluding the initial class of shares, if more than one class is operational in a fund.

Each Additional Class	$5,100.00 annually/class

VI.                                FUND OF FUNDS

Accounting Fee, Daily Priced	$9,000.00 annually/fund of fund
Each Additional Class	$9,000.00 annually/class
Transactions	$5.00 each
Custody Feeder Flat Fee	$9,000.00 annually per feeder

Other sections of this fee schedule, with the exception of SEC Yields, iTELS, Wash Sales, and

Out of Pocket expenses are not applicable to this fund type.

VII.                            LOAN SERVICING

These services include:

•                  Record and track loan positions

•                  Maintain detailed accrual information per Facility at a contract level

•                  Receive all loan related cash flows including past due collection efforts

•                  Value portfolio based on client specific methodologies

•                  Provide daily cash availability

•                  Physically house loan related documents, if desired

•                  Provide daily reporting via a variety of delivery methods

Fees are billed monthly, unless otherwise requested, and will be the greater of the Per Loan Calculation and the Asset Based Calculation, detailed below.  (Note:  the number of loan facilities for a given month used in the Per Loan Calculation will equal the number of loan facilities in the portfolio on the second to last business day of the month.  This calculation has been incorporated into this fee schedule to address portfolios whose purchasing habits lean toward smaller than average lot sizes).

PER LOAN CALCULATION:

Minimum Monthly Charge for a Fund that holds up to 5 Loan	$750.00
Minimum Monthly Charge for a Fund that holds up to 10 Loans	$1,000.00
Minimum Monthly Charge for a Fund that holds up to 15 Loans	$1,500.00

Minimum Monthly Charge for a Fund that holds up to 25 Loans	$2,500.00
Minimum Monthly Charge for a Fund that holds up to 50 Loans	$3,750.00
Minimum additional per loan charge in excess of 50 Loans		$55.00

ASSET BASED FEE

First $500 Million in assets		3.00 Basis Points
Next $500 Million in assets		2.50 Basis Points
Excess thereafter		2.00 Basis Points

Incoming wire charge	$5.00
Outgoing wire charge	$5.25

VII.                            EARNINGS CREDIT

A balance credit will be applied against the above fees (excluding Out-of-Pocket expenses).  The credit is based on 90% of the average 91 day Treasury Bill rate for the month, times the average collected balance in the custodian demand deposit account for the month billed.

V.                                    SPECIAL SERVICES

Wash Sales System, annual charge per fund	$3,000.00

ITELS, annual charge per fund	$3,000.00

Qualified dividend income reporting, per fund (includes up to three reports per fund in calendar year)	$500.00

CCO Reporting Fees, annual charge per fund, exclude FOF & Feeder Funds	$600.00

VI.                                OUT-OF-POCKET EXPENSES

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month.  Out-of-pocket expenses include, but are not limited to the following:

• Annual maintenance fee, at a complex level for each file/transmission ($3,000)

• ITG fair value fee per composite fund annually $10,000.00

• Telephone & other communication/lease line charges

• SWIFT trade charges included as part of global transaction fees, thus no OOP charge

• SAS 70 & SAS 99 charges, agreed upon procedure review

• Wire charges $5.00

• Postage and insurance

• Courier service

• Duplicating

• Non-recurring legal fees

• Supplies related to Fund Records

• Sub-Custodian Charges

• Price Waterhouse Audit letter

• Stamp Duties

• Proxy Fees

• Archive / document storage costs

STATE STREET	SSGA FUNDS

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Date	Date